Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Destination Maternity Corporation:

We consent to the incorporation by reference in the registration statements (No. 333-226335, 333-221015, 333-212818, 333-186937, 333-174059, and 333-137136) on Forms S-3 and S-8 of Destination Maternity Corporation (formerly Mothers Work, Inc.) of our report dated April 16, 2019, with respect to the consolidated balance sheets of Destination Maternity Corporation as of February 2, 2019 and February 3, 2018, and the related consolidated statements of operations, comprehensive loss, stockholders’ equity, and cash flows for each of the fiscal years in the three-year period ended February 2, 2019, and the related notes and financial statement schedule valuation and qualifying accounts (collectively, the “consolidated financial statements”), which report appears in the February 2, 2019 annual report on Form 10-K of Destination Maternity Corporation.

/s/ KPMG LLP

Philadelphia, Pennsylvania
April 16, 2019